EMPLOYMENT AGREEMENT
                              --------------------




     THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of the 14th day of January, 1999, by and between Clyde E. Culp, III (hereinafter referred to as "Employee"), Harvest Restaurant Group, Inc., a corporation organized under the laws of the State of Texas (hereinafter referred to as "Harvest" or the "Company"), and Hartan, Inc., a corporation organized under the laws of the State of Texas and a wholly-owned subsidiary of Harvest ("Hartan").

     In consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                        Section 1. Scope of Employment.
                        -------------------------------

     1.1 Employment. Subject to the terms hereof, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment. Employee shall hold the title of Chairman and Chief Executive Officer of the Company and in that capacity Employee shall have such authority and responsibilities as are consistent with his position and which may be set forth in this Agreement, in the Bylaws, or assigned by the Board of Directors from time to time (the
"Services"). The Company may, at its discretion, assign to Employee such additional or different title or titles, having equivalent stature to those titles currently held, as are appropriate to the Services being performed by Employee. At the request and in the discretion of the Company, Employee shall serve as an officer and/or director of any subsidiary or affiliate of the Company, including Hartan, and shall perform services for any such subsidiary or affiliate as are appropriate to and consistent with the Services being performed by Employee for the Company. Employee shall devote his time, energy and skill to performing his obligations hereunder and shall perform his obligations hereunder diligently, faithfully and to the best of Employee's abilities. Employee may devote reasonable periods of time to serve as a director or advisor to, or as an owner of, other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder.

     1.2 Place of Performance. During the term of his employment hereunder (the "Term"), Employee shall be based at the corporate offices of the Company, currently in Atlanta, Georgia except for reasonably required travel on business.

     1.3 Compliance with Policies. Subject to the terms of this Agreement, during the Term, Employee shall comply in all material respects with all policies and procedures applicable to similarly situated employees of the Company generally and to Employee specifically.

                                Section 2. Term.
                                ----------------

     The Term  shall be for a period  of five (5)  years,  ending  on the  fifth
anniversary  of  the  date  of  this  Agreement,   subject,  however,  to  prior
termination as provided for in this Agreement.


                       Section 3. Compensation; Expenses.
                       ----------------------------------

     3.1 Base Salary. Employee shall be paid a base salary (the "Base Salary") during the Term at a rate of Two Hundred Thousand Dollars ($200,000.00) per annum. The Base Salary and all payments pursuant to this Section 3 shall be (a) payable on a normal payroll schedule, and (b) subject to any withholdings and deductions required by applicable law. Employee shall receive an increase in salary each year on his anniversary date, based on the recommendation of the Board of Directors.

     3.2 Stock Option Plan. The Company agrees to implement or utilize a stock option plan and Employee shall be eligible for participation in that plan.

     3.3 Expense Reimbursement. The Company shall pay or reimburse Employee for all reasonable business expenses incurred or paid by Employee in the course of performing his duties hereunder and in accordance with Company policy. As a condition to such payment or reimbursement, however, Employee shall maintain and provide to the Company, upon the Company's request, reasonable documentation and receipts for such expenses.

     3.4 Bonus. Employee shall be entitled to receive an annual bonus based on a bonus program approved by the Employee and the Board of Directors. Such annual bonus will be determined in accordance with goals set by Employee and the Board of Directors and shall permit Employee to earn a bonus in an amount potentially equal to his annual salary.


                         Section 4. Employee Benefits.
                         -----------------------------

     4.1 Benefit Plans. During the Term, Employee shall be entitled to participate in such of the Company's retirement, supplemental retirement, life, health, disability and other insurance programs, as well as other benefit programs, which are generally available to other similarly situated employees of the Company, subject to the Company's policies with respect to all such benefits or insurance programs or plans. The Company shall not, by virtue of this provision, be under any obligation to Employee to continue to maintain any particular plan or program or any particular benefit level under any plan or program.

     4.2 Key Man Insurance. If the Employee's employment with the Company shall be terminated during the Term by reason of the Employee's death, the Company shall pay to the Employee's estate within 15 days after the Termination Date a lump sum cash payment of at least $1 million paid from a key man life insurance policy to be purchased by the Company.


                            Section 5. Termination.
                            -----------------------

     5.1 Death or Total Disability. Employee's employment hereunder shall terminate upon Employee's death. The Company may, in accordance with applicable state and federal laws and regulations, terminate Employee's employment hereunder in the event of Employee's total disability (total disability meaning the inability of Employee to perform substantially all of his current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury)

     5.2 Cause. The Company may terminate Employee's employment hereunder for "Cause." "Cause" shall mean (a) Employee's default, willful malfeasance, fraud or dishonesty in the performance of his obligations hereunder; (b) Employee's breach of or failure to observe the terms of this Agreement in any material respect; or (c) Employee's engaging in conduct or activities involving moral turpitude that is reasonably likely to cause material damage to the business or reputation of the Company, any affiliate of the Company, or any personnel thereof.

     5.3 Resignation or Termination without Cause. Either party may terminate Employee's employment hereunder without cause upon thirty (30) days written notice to the other party.

     5.4 Termination Date and Notice of Termination. Any termination of Employee's employment by the Company (other than termination upon the death of Employee) shall be communicated by written notice to Employee, and the date of termination shall be the date on which such notice is given.

     5.5  Severance  Payments.  For  purposes  of  this  Agreement,   Employee's
entitlement to any severance payments upon termination of this Agreement will be as set forth below:

          (a) Termination Without Cause. If Employee is terminated without Cause or if there is a Change of Control (as defined below), Employee will be entitled to a payment equal to his remaining Base Salary for the period beginning on the date of termination and ending on the fifth anniversary of the date of this Agreement, together with a payment in an amount equal to the average of the annual bonuses received by Employee for the years ending prior to the date of termination multiplied by the number of years remaining between the date of termination and the fifth anniversary of the date of this Agreement. For purposes of this Agreement, a demotion or a requirement of relocation from Employee's applicable principal place of residence as described in Section 1.2 will be deemed to be a termination without Cause.

          (b) Voluntary Termination. If Employee voluntarily terminates this Agreement for any reason, Employee will be entitled to the lesser of (x) a payment equal to six (6) months' Base Salary at Employee's then current rate together with an amount equal to one-half of the average of Employee's annual bonuses awarded pursuant to this Agreement for each year preceding the date of termination, to be paid in six (6) monthly installments; or (y) his remaining Base Salary through the fifth anniversary of the date of this Agreement. Employee will provide a minimum of thirty (30) days prior written notice of Employee's resignation to the Company's Board of Directors. The Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that for the duration of such thirty (30) day period, Employee will receive his Base Salary and be entitled to participate at the Company's expense in any Company-sponsored benefit programs in which Employee was a participant as of the effective date of Employee's resignation. In the event that the Company does not accept Employee's resignation prior to the end of the end of the thirty-day period, Employee's resignation shall be deemed effective on the thirtieth day.

          (c) Termination for Cause. Employee will not be entitled to any payment whatsoever if this Agreement is terminated "for Cause," unless a payment is approved by the Board in its sole discretion; provided, however, that Employee will receive such Base Salary that is accrued but unpaid up to the date of such termination for Cause.

          (d) Treatment of Stock Options upon Termination. In the event that Employee voluntarily terminates this Agreement or is terminated for Cause, Employee shall retain all vested but unexercised stock options. In the event of a termination without Cause, or a Change in Control, Employee shall be entitled to retain all stock options that have been earned, whether vested or not vested.

          (e) Change in Control. For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person", "groups" or "companies" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person, groups or companies shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.1% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any corporation consolidates with, or merges with or into, the Company pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 50.1% of the voting power of the voting stock of the surviving corporation immediately after such transaction, except that a merger of the Company with or into any of its subsidiaries, whether now in existence or hereafter formed or acquired, shall not constitute a "Change in Control"; or (iii) individuals who at the Effective Date constitute the Board (together with any new directors whose election or nomination for election was approved by the Board in existence on the Effective Date) cease for any reason to constitute a majority of the Board; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.


                            Section 6. Pay or Play.
                            -----------------------

     Nothing herein shall be deemed to obligate the Company to use Employee's services pursuant hereto or otherwise and the Company shall have fully discharged its obligations to Employee by providing Employee with the compensation and benefits specified hereunder.


                          Section 7. Representations.
                          ---------------------------

     7.1 Of Employee. Employee represents and warrants to the Company that (a) his execution, delivery and performance of this Agreement do not and will not conflict with, violate, or constitute a breach of or default under any provision of law or regulation applicable to him or any provision of any agreement, contract or other instrument to which he is a party or otherwise bound; (b) this Agreement constitutes the legal, valid and binding obligation of Employee, enforceable against Employee in accordance with its terms; and (c) he has not received any legal advice contrary to his representations or warranties set forth in this Section 7.1.

     7.2 Of the Company.  The Company  represents  and warrants to Employee that
(a) this Agreement has been duly executed and delivered by the Company; (b) the execution, delivery and performance of this Agreement by the Company have been duly authorized by all necessary corporate action; (c) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (d) the execution, delivery and performance of this Agreement by the Company do not and will not conflict with, violate, or constitute a breach of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries or any law or regulation applicable to the Company or any of its subsidiaries; and (e) the Company has not received any legal advice contrary to the Company's representations and warranties set forth in this Section 7.2.


                       Section 8. Nondisclosure Covenant.
                       ----------------------------------

     Through exercise of his rights and performance of his obligations under this Agreement, Employee will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined in the next sentences). "Trade Secrets" shall mean information or data of or about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, recipes, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that: (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandated under applicable law, the latter definition shall govern for purposes of interpreting Employee's obligations under this Agreement. "Confidential Information" shall mean valuable, non-public, competitively sensitive data and information relating to the business of the Company or any affiliated entity, other than Trade Secrets, including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, customer information, personnel information, and accounting and vendor information. Employee acknowledges and agrees that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information would be wrongful and would likely result in immediate and irreparable injury to the Company. Except as required to perform his obligations under this Agreement or except with the Company's prior written permission, Employee shall not, without the express prior written consent of the Company, redistribute, market, publish, disclose or divulge to any other person or entity, or use or modify for use, directly or indirectly in any way for any person or entity: (i) any Trade Secrets at any time (during or after the Term) during which such information or data shall continue to constitute a "trade secret" under applicable law; and (ii) any Confidential Information during the Term and for a period of twelve (12) months thereafter. Employee agrees to cooperate with any reasonable confidentiality requirements of the Company. Employee shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Employee becomes aware.

                       Section 9. Restrictive Covenants.
                       ---------------------------------

     9.1 Non-Competition. During Employee's employment with the Company and for a period of twelve (12) months after termination, Employee will not (without the prior consent of the Company) compete with the Company or any of its affiliates by (i) serving as an officer, director, or employee of, (ii) directly or indirectly, forming, or (iii) directly or indirectly, acquiring more than a 5% investment in, a Competing Business in the Territory. Notwithstanding the above, the Company acknowledges and agrees that Employee may continue those activities which the Employee was engaged in prior to execution of this Agreement, including his involvement with Long John Silver's, Wrapsters, El Chico Holdings, Donato's and Bakery Resources Group. As used herein, the "Territory" shall mean the area within a five (5) mile radius of the Company restaurants listed on

Exhibit A attached hereto. "Competing Business" shall mean development, acquisition or franchising of restaurants in the casual dining or "sit- down" category (i.e., not "fast food") which primarily offer rotisserie chicken, prepared ribs, prepared chicken fingers, or prepared chicken wings as primary menu items, and shall also mean the operation of a catering business which offers such items. The parties recognize the number and location of the restaurants listed on Exhibit A may change during the Term of this Agreement and agree to negotiate in good faith to amend this Agreement to reflect such changes as and when appropriate.

     9.2 Non-Solicitation. During the Term and for a period of twelve (12) months thereafter, Employee will not (without the prior consent of the Company)
(i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away, any Employee to, or full-time employee of the Company or any of its affiliates, to go to work for a Competing Business. Both parties agree that the prohibitions contained in the preceding sentence shall not apply to the hiring by Employee of any former employee of the Company who voluntarily resigned from or was terminated by the Company prior to any solicitation or attempted solicitation of that former employee by Employee.


                        Section 10. Return of Materials.
                        --------------------------------

     At any point during the initial Term or any renewal Term, at the specific request of the Company, or, in any event, as promptly as practicable after Employee's employment hereunder has been terminated, Employee will return to the Company all Work Product (including any copies or reproductions thereof and any materials constituting or containing Trade Secrets or Confidential Information of the Company) that are in Employee's possession or control.


                          Section 11. Acknowledgement.
                          ----------------------------

     The parties acknowledge and agree that the covenants of Employee in Sections 8, 9, 10 and 11 (collectively, the "Protective Covenants") are reasonable as to time, scope and territory given the Company's need to protect its substantial investment in its Confidential Information, Trade Secrets and customer and employee relationships, and particularly given (a) the compensation and benefits that are to be provided Employee, and (b) the complexity and competitive nature of the Company. Notwithstanding Section 13 below, the parties further acknowledge that any breach or threatened breach of a Protective Covenant by Employee is likely to result in irreparable injury to the Company, and therefore, in addition to all remedies provided at law or in equity (which remedies shall be cumulative and not mutually exclusive), Employee agrees that the Company shall be entitled to file suit in a court of competent jurisdiction to seek a temporary restraining order and a permanent injunction to prevent a breach or contemplated breach of the Protective Covenant.

                            Section 12. Arbitration.
                            ------------------------

     Any controversy or claim against the Company or any of its officers, directors, employees or agents arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the Protective Covenants, with respect to which either party may seek injunctive and/or other equitable relief in a court of competent jurisdiction as set forth in Section 14.2), or the employment or termination thereof of Employee by the Company which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims"), shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Georgia in accordance with the Model Employment Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Georgia in accordance with the Rules, except as herein specified. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by the Company and half by Employee. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

     A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

     With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 14.2. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Employee. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their Claim or defense. Other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties, one-half by

Employee, on the one hand, and one-half by the Company, on the other hand. Should Employee or the Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action. The provisions contained in this Section 13 shall survive the termination and/or expiration of this Agreement.

     The  parties  indicate  their  acceptance  of  the  foregoing   arbitration
requirement by initialing below:

     /s/ Timothy R. Robinson                     /s/ Clyde E. Culp, III
     -----------------------                     -------------------------------
     For the Company                             Employee



                           Section 13. Miscellaneous.
                           --------------------------

     13.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Employee and his executor, administrator, heirs, personal representative and assigns, and the Company and its successors and assigns; provided, however, neither party hereto shall be entitled to assign any of its rights, or delegate any of its duties (except, in the case of Employee, customary delegation of authority not inconsistent with this Agreement; and except, in the case of the Company, to any person or entity acquiring all or substantially all of the assets of the Company or to any entity controlling, controlled by or under common control with the Company), hereunder without the prior written consent of the other party.

     13.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia. The parties hereto agree that the state or federal courts in the State of Georgia shall have personal jurisdiction over them with respect to, and shall be the exclusive forum for the resolution of, any matter or controversy arising from or with respect to the Protective
Covenants. Service of a summons and complaint concerning any such matter or controversy may, in addition to any other lawful means, be effected by sending a copy of such summons and complaint by certified mail to the party to be served as specified in Section 14.4 hereof.

     13.3 Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.4 Notices. Unless otherwise agreed to in writing by the Parties hereto, all communications provided for hereunder shall be in writing and shall be deemed to be given when delivered if delivered in person or by telecopy, or five
(5) business days after being sent by first-class mail, registered or certified, return receipt requested, with proper postage prepaid, and

                  (a)      If to the Employee, addressed to;

                           Mr. Clyde E. Culp, III
                           Harvest Restaurant Group, Inc.
                           2662 Holcomb Bridge Road
                           Suite 320
                           Alpharetta, Georgia 30022
                           Telecopy:  (770) 518-1443

                  (b)      If to the Company, addressed to:

                           Timothy R. Robinson
                           Harvest Restaurant Group, Inc.
                           2662 Holcomb Bridge Road
                           Suite 320
                           Alpharetta, Georgia 30022
                           Telecopy:  (770) 518-1443

                           with a copy to:

                           Wade H. Stribling, Esq.
                           Nelson Mullins Riley & Scarborough, L.L.P.
                           First Union Plaza, Suite 1400
                           999 Peachtree Street, N.W.
                           Atlanta, Georgia  30309
                           Telecopy:  (404) 817-6194

or to such other person or address as shall be furnished in writing by any party to the other prior to the giving of the applicable notice or communication. The copy to Mr. Stribling, however, shall not constitute notice.

     13.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     13.6 Entire Agreement. This Agreement is intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof, notwithstanding any representations, statements or agreements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     13.7 Severability. All provisions of this Agreement are severable from one another, and the unenforceability or invalidity of any provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement; provided, however, that should any judicial body interpreting this Agreement deem any provision to be unreasonably broad in time, territory, scope or otherwise, the Company and Employee intend for the judicial body, to the greatest extent possible, to reduce the breadth of the provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

     13.8 Waiver. The waiver by either the Company or Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same provision by the other party or a waiver of a breach of another provision of this Agreement by the other party. No waiver or modification of any provision of this Agreement shall be valid unless in writing and duly executed by the party to be charged with the waiver or modification.

         [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           CLYDE E. CULP, III


                                           /s/ Clyde E. Culp, III



                                           HARVEST RESTAURANT GROUP, INC.


                                           By: /s/ Timothy R. Robinson

                                           Name: Timothy R. Robinson

                                           Title: VP CFO



                                           HARTAN, INC.


                                           By: /s/ Timothy R. Robinson

                                           Name: Timothy R. Robinson

                                           Title: VP CFO

                                    EXHIBIT A
                                    ---------


Corporate Office                                Tanner's Tucker
TRC Acquisition Corporation                     Tanner's Tucker, Inc.
2662 Holcomb Bridge Road Suite 320              4450 Hugh Howell Road
Alpharetta, Ga 30302                            Tucker, Ga 30084

Tanner's Northridge                             Tanner's Lilburn
That Chicken Place Inc.                         Tanner's Lilburn, Inc.
350 Northridge Road                             521 Indian Trail NW
Atlanta, Ga 30338                               Lilburn, Ga 30247

Tanner's Vinings                                Tanner's Fayetteville
Tanner's Vinings, Inc.                          94 Pavillion Parkway
3220 Cobb Parkway                               Fayetteville, Ga 30214
Atlanta, Ga 30339

Tanner's Oaks                                   Tanner's Suwanee
Tanner's Oaks Inc.                              525 Peachtree Industrial Blvd.
4920 Roswell Road                               Suwanee, Ga 30174
Atlanta, Ga 30342

Tanner's Spalding                               Tanner's Canton
Tanner's Spalding Inc.                          1453 Riverstone Parkway
6275 Spalding Drive                             Suite 100
Norcross, Ga 30092                              Canton, Ga 30114

Tanner's Emory                                  Tanner's Catering
Tanner's Mill Inc.                              Tanner's Catering, Inc.
1371 Clairmont Road                             6470 Spalding Drive, Suite P
Decatur, Ga 30033                               Norcross, Ga 30092

Tanner's Lawrenceville                          Tanner's Montgomery
Tanner's Lawrenceville, Inc.                    3433 McGehee Road
650 Gwinnett Drive, Suite 203                   Montgomery, Al 36111
Lawrenceville, Ga 30245



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